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                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.  __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ]    Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))

[ ]    Definitive Proxy Statement

[X]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                               EXIDE CORPORATION
               (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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                               Explanatory Note

In connection with the Registrant's proxy solicitation for its 1999 annual meeting of stockholders, the Registrant directed certain of its officers and employees to solicit votes in favor of the adoption of its 1999 Stock Incentive Plan. The following information was furnished to such persons in connection with such solicitation:

                    INFORMATION TO BE PROVIDED TO INVESTORS
                     IN CONNECTION WITH PROXY SOLICITATION

The Exide Corporation 1999 Stock Incentive Plan will be modified next Wednesday, August 11, 1999 to include the following change that will prohibit repricing under the Plan. The specific wording is as follows:

RESOLVED, that pursuant to Section 21 of the Company's 1999 Stock Incentive Plan (the "Plan"), Section 7 of the Plan is hereby amended by adding the following paragraph to the end thereof.

(g) No Repricing. In no event shall any issued and outstanding Option be repriced to a lower option exercise price than the original exercise price (except pursuant to Section 9) at any time during the term of such Option without the prior affirmative vote of a majority of the shares of Common Stock of the Company present at a stockholders meeting in person or by proxy and entitled to vote.

In addition, subject to shareholder approval of the 1999 Stock Incentive Plan, the Plan Committees will rescind 1,600,000 shares from the 1993 and 1997 Plans and 700,000 shares from the 1999 Stock Incentive Plan. 2,200,000 will be rescinded immediately following the Shareholder meeting; 100,000 within sixty days of the meeting.